Exhibit 99.1

FOR RELEASE MONDAY, MAY 5, 2014

Investor Contact:	Press Contact:

Steve Kunszabo	Diane Hockenberry
Iridium Communications Inc.	Iridium Communications Inc.
+1 (703) 287-7570	+1 (703) 287-7421
steve.kunszabo@iridium.com	diane.hockenberry@iridium.com

IRIDIUM ANNOUNCES OFFERINGS OF COMMON STOCK AND

SERIES B PREFERRED STOCK

MCLEAN, Va. - May 5, 2014 - Iridium Communications Inc. (Nasdaq: IRDM) (“Iridium”) today announced that it is offering to sell shares of its common stock and 500,000 shares of its new series B cumulative perpetual convertible preferred stock, in concurrent underwritten public offerings. The company expects to raise aggregate gross proceeds of $45 million in the common stock offering and aggregate gross proceeds of $125 million in the convertible preferred stock offering. The series B cumulative perpetual convertible preferred stock is non-voting, will have a liquidation preference of $250 per share and will be convertible into shares of common stock (subject to adjustment in certain events). In connection with the common stock offering, Iridium will also grant to the underwriters a 30-day option to purchase additional shares of common stock. Iridium intends to use the net proceeds from the offerings for general corporate purposes, which may include capital expenditures, including development and deployment of the Iridium NEXT system, working capital and general and administrative expenses.

Raymond James, Deutsche Bank Securities and William Blair are acting as joint book-running managers for the common stock offering. Deutsche Bank Securities and Raymond James are acting as joint book-running managers for the offering of the series B cumulative perpetual convertible preferred stock and Canaccord Genuity and Société Générale are acting as co-managers. The offerings are subject to market and other conditions, and there can be no assurance as to whether or when the offerings may be completed or as to the actual size or terms of either offering.

The offerings are being made pursuant to an effective shelf registration statement that has been filed with the Securities and Exchange Commission (the “SEC”). The shares of common stock and the shares of series B preferred stock may only be offered by means of a prospectus supplement and accompanying base prospectus, each forming a part of the shelf registration statement. Copies of either or both prospectus supplements and the accompanying base prospectus for either offering or both, may be obtained, when available, at the SEC’s website at http://www.sec.gov or from Raymond James & Associates, Inc., by telephone at 1-800-248-8863 or by email at prospectus@raymondjames.com or Deutsche Bank Securities Inc., by telephone at 1-800-503-4611 or by email at prospectus.CPDG@db.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be a sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iridium Communications Inc.

Iridium® is the only mobile voice and data satellite communications network that spans the entire globe. Iridium enables connections between people, organizations and assets to and from anywhere, in real time. Together with its ecosystem of partner companies, Iridium delivers an innovative and rich portfolio of reliable solutions for markets that require truly global communications. The company has a major development program underway for its next-generation network – Iridium NEXT. Iridium Communications Inc. is headquartered in McLean, Va., U.S.A., and its common stock trades on the NASDAQ Global Select Market under the ticker symbol IRDM. For more information about Iridium products, services and partner solutions, visit www.iridium.com.

Forward-Looking Statements

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties such as those, among others, relating to Iridium’s expectations regarding the completion, timing and size of Iridium’s proposed public offerings. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties associated with Iridium’s business and finances in general. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the company’s Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 1, 2014, as well as other filings Iridium makes with the SEC from time to time. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Iridium’s forward-looking statements speak only as of the date of this press release, and Iridium undertakes no obligation to update forward-looking statements.

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